UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement                [ ] CONFIDENTIAL, FOR USE OF THE
                                                   COMMISSION ONLY (AS PERMITTED
                                                   BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ORRSTOWN FINANCIAL SERVICES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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    previously. Identify the previous filing by registration statement number,
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    ______________________________________________________________________Notes:

                    [Orrstown Financial Services, Inc. Logo]

Orrstown Financial Service, Inc.
77 East King Street
Shippensburg, PA 17257

                                                                  March 13, 2000


Dear Shareholder,

     You are invited to attend the 2000 Annual Meeting of Shareholders of Orrstown Financial Services, Inc. to be held on Tuesday, April 11, 2000 beginning at 9:00 a.m. The meeting will be held at the Shippen Place Hotel & Restaurant located at 32 East King Street, Shippensburg, Pennsylvania.

     A Notice of the Annual Meeting, Proxy Statement and Proxy are enclosed with this mailing. You are encouraged to review this material and complete, sign, date and return the Proxy in the postage-paid envelope provided. It is important for you to return the Proxy regardless of whether you plan to attend the Annual Meeting. I invite you to review the enclosed Annual Report, which includes details of the success achieved by your company during 1999.

     Your company is well positioned to take advantage of opportunities as they develop.


Sincerely,


Kenneth R. Shoemaker
President and Chief Executive Officer

                    [Orrstown Financial Services, Inc. Logo]


Orrstown Financial Services, Inc.
77 East King Street
Shippensburg, Pennsylvania 17257

                                                                  March 13, 2000


                    Notice of Annual Meeting of Shareholders

     The Annual Meeting of Shareholders of Orrstown Financial Services, Inc. will be held on Tuesday, April 11, 2000, at 9:00 a.m., at the Shippen Place Hotel & Restaurant, 32 East King Street, Shippensburg, Pennsylvania, to consider and take action on the following matters:

     1. Elect three directors to Class C for three year terms expiring in 2003;

     2. Ratify the adoption by the Board of Directors of the Orrstown Financial Services, Inc. Employee Stock Purchase Plan;

     3. Ratify the adoption by the Board of Directors of the Orrstown Financial Services, Inc. Employee Stock Option Plan of 2000; and

     4.   Transact such other business as may properly come before the meeting.

     Your Board of Directors recommends a vote "in favor of" the three proposals.


                                                      Denver L. Tuckey
                                                      Secretary

                               TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
Annual Meeting Information                                                                         1

         Who is entitled to vote?                                                                  1
         On what am I voting?                                                                      1
         How does the Board of Directors recommend I vote on the proposals?                        1
         How do I vote?                                                                            2
         What is a quorum?                                                                         2
         What vote is required to approve each item?                                               2
         Who will count the vote?                                                                  2
         What is the deadline for shareholder proposals for next year's Annual Meeting?            2
         How are proxies being solicited?                                                          3

Share Ownership of Certain Beneficial Owners                                                       3

Share Ownership of Management                                                                      4
         Section 16(a) Beneficial Ownership Reporting Compliance                                   5

Item 1 - Election of Directors                                                                     5
         Biographical Summaries of Nominees and Directors                                          6
         Board Committees and Meeting Attendance                                                   7
         Compensation of Directors                                                                 8
         Report on Executive Compensation                                                          9
         Company Performance                                                                      11
         Executive Compensation                                                                   12
                 Summary of Compensation                                                          12
                 Retirement Benefits                                                              12
                 Change in Control Agreement                                                      13
         Transactions with Management                                                             14

Item 2 - Ratify Adoption of Employee Stock Purchase Plan                                          14

Item 3 - Ratify Adoption of Employee Stock Option Plan of 2000                                    17

                        ORRSTOWN FINANCIAL SERVICES, INC.
                               77 East King Street
                        Shippensburg, Pennsylvania 17257

                                 PROXY STATEMENT

Annual Meeting Information

     This proxy statement contains information about the Annual Meeting of Shareholders of Orrstown Financial Services, Inc. to be held Tuesday, April 11, 2000, beginning at 9:00 a.m., at the Shippen Place Hotel & Restaurant, 32 East King Street, Shippensburg, Pennsylvania, and at any adjournments or postponements of the meeting. The proxy statement was prepared at the direction of the Company's Board of Directors to solicit your proxy for use at the Annual Meeting. It will be mailed to shareholders on March 13, 2000.

Who is entitled to vote?

     Shareholders owning Company Common Stock on March 1, 2000 are entitled to vote at the Annual Meeting or any adjournment or postponement of the meeting. Each shareholder has one vote per share on all matters to be voted on. On December 31, 1999 there were 2,218,291 shares of Common Stock outstanding.

On what am I voting?

     You will be asked to:

     1.   Elect 3 directors to Class C for three-year terms expiring in 2003;

     2. Ratify the adoption by the Board of Directors of the Orrstown Financial Services, Inc. Employee Stock Purchase Plan; and

     3. Ratify the adoption by the Board of Directors of the Orrstown Financial Services, Inc. Employee Stock Option Plan of 2000.

The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders would be presented at the meeting, the proxies will vote according to the directions of the Board of Directors.

How does the Board of Directors recommend I vote on the proposals?

     The Board of Directors recommends:

     1. a vote FOR the election of each of the three nominees as directors to Class C;

     2. a vote FOR ratification of the adoption by the Board of Directors of the Employee Stock Purchase Plan; and

     3. a vote FOR ratification of the adoption by the Board of Directors of the Employee Stock Option Plan of 2000.

How do I vote?

     Sign and date each proxy form you receive and return it in the postage-paid envelope provided. If you sign your proxy form but do not mark your choices, your proxies will vote:

     o for the three persons nominated for election as directors to Class C;

     o for the ratification of the adoption of the Employee Stock Purchase Plan; and,

     o  for the ratification of the Employee Stock Option Plan of 2000.

You may revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Secretary, Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

What is a quorum?

     A "quorum" is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares. There must be a quorum for the meeting to be held. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law.

What vote is required to approve each item?

     In the case of the election of directors, the three nominees for election to Class C receiving the highest number of votes will be elected to the Board of Directors. The affirmative vote of a majority of the votes cast is required to ratify the adoption of the Employee Stock Purchase Plan and the Employee Stock Option Plan of 2000.

Who will count the vote?

     The Judges of Election appointed by the Board of Directors will count the votes cast in person or by proxy at the Annual Meeting.

What is the deadline for shareholder proposals for next year's Annual Meeting?

     Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission and the Company's By-laws. Proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than November 7, 2000. All proposals should be addressed to the Secretary of the Company.

How are proxies being solicited?

     In addition to solicitation by mail, the officers, directors and employees of the Company may, without additional compensation, solicit proxies by telephone or personal interview. Brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock held by such persons and will be reimbursed by the Company for their expenses. The cost of soliciting proxies for the Annual Meeting will be born by the Company.

Share Ownership of Certain Beneficial Owners

     The Company does not know of any person who beneficially owned more than 5% of the Company's Common Stock on January 31, 2000, except as shown in the following table:

  Name and address of                  Common Stock                  Percent of
  Beneficial Owner                  Beneficially Owned                  Class
  -------------------                ------------------              ----------
Orrstown Bank                             248,921(1)                    11.22%
77 East King Street
Shippensburg, PA 17257

(1) Shares held directly by the Bank, or by way of its nominees, in its trust department as fiduciary for certain trusts, estates and agency accounts that beneficially own the shares. The Bank shares voting power as to 211,452 of these shares. Pursuant to the provisions of the applicable governing instruments and/or in accordance with applicable provisions of fiduciary law, the Bank has the right and power to vote those shares, either in person or by proxy, for the election as directors to Class C of the three persons nominated by the Board of Directors; for ratification of the adoption of the Employee Stock Purchase Plan; and for ratification of the adoption of the Employee Stock Option Plan of 2000, as long as such votes are in the best interest of any such trust, estate or agency account. The Bank intends to vote the 211,452 shares for which it shares voting power in that manner. The Bank does not have the right to vote the remaining 37,469 shares.

Share Ownership of Management

     The following table shows the number of shares of Company Common Stock beneficially owned by each director and named executive officer of the Company and by all of the directors and executive officers as a group, as of January 31, 2000.

                                  Common Stock                  Percent of
        Name                   Beneficially Owned(1)(2)          Class(3)
        ----                   ------------------------         ----------
Anthony F. Ceddia                       742(4)                       *
Jeffrey W. Coy                       13,147(5)                       *
Bradley S. Everly                     1,398                          *
Stephen C. Oldt                       3,482(6)                       *
Andrea Pugh                           2,985                          *
Gregory Rosenberry                    2,998                          *
Kenneth R. Shoemaker                 13,098(7)                       *
Glenn W. Snoke                        3,637(4)                       *
Denver L. Tuckey                      3,364(4)                       *
John S. Ward                            309                          *
Joel R. Zullinger                    10,595                          *
Directors and executive              57,521                        2.59%
officers as a group (14
persons including those
named above)

---------------------------------------------------------------------------
(1) Fractional shares rounded down to number of whole shares held.
(2) Shares held individually unless otherwise indicated.
(3) Less than 1% of outstanding shares unless otherwise indicated.
(4) Shares held jointly with spouse.
(5) 11,052 shares held jointly with spouse; 2,095 shares held individually.
(6) 1,384 shares held jointly with spouse; 2,098 shares held individually.
(7) 11,759 shares held jointly with spouse; 1,339 shares held individually.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based on our records, we believe that during 1999 our directors and executive officers complied with all SEC filing requirements applicable to them.

                         ITEM 1 - ELECTION OF DIRECTORS

     The By-laws of the Company provide that the directors will serve in three classes, as nearly equal in number as possible, with each class of directors serving a staggered, three year term of office. At each annual meeting of shareholders, a class consisting of approximately one third of all of the Company's directors is elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election and until their successors have been elected. At the Annual Meeting the shareholders will be asked to elect three directors to Class C to serve until the annual meeting of shareholders in 2003 or until their successor is elected.

     The Board of Directors has nominated the following persons for election as directors to Class C:

                                Anthony F. Ceddia
                                   Andrea Pugh
                              Kenneth R. Shoemaker

All of the nominees are presently serving as directors of the Company and of Orrstown Bank, the wholly owned bank subsidiary of the Company.

     Your shares of Company Common Stock represented by your proxy will be voted FOR the election of the 3 named nominees unless you mark the proxy form to withhold authority to vote for one or more of the nominees. If one or more of the nominees is unable or unwilling to serve as a director, the persons named in the proxy will vote for the election of such substitute nominee, if any, as will be named by the Board of Directors. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve as a director. Each nominee has expressed a willingness to serve if elected.

     The Board of Directors recommends a vote FOR the election of all 3 nominees as directors to Class C.

Biographical Summaries of Nominees and Directors

     Information about the nominees for election as directors to Class C at the Annual Meeting and information about the directors in Class A and Class B is set forth below.


              NOMINEES FOR DIRECTOR -- CLASS C - TERM EXPIRES 2003

                                              Principal occupation
                                              for last 5 years and            Director
       Name                    Age         position with the Company          Since(1)
       ----                    ---         -------------------------          --------
Anthony F. Ceddia              56                  President,                   1996
(3)                                        Shippensburg University

Andrea Pugh                    47             Owner, PharmCare                  1996
(3)                                        Consultants, a pharmacy
                                            consulting business

Kenneth R. Shoemaker           52            President and Chief                1986
(2)                                        Executive Officer of the
                                            Company and the Bank


                      CLASS A DIRECTORS - TERM EXPIRES 2002

                                             Principal occupation
                                             for last 5 years and             Director
       Name                    Age         position with the Company          Since(1)
       ----                    ---         -------------------------          --------
Jeffrey W. Coy                 48           State Legislator; Vice              1984
(2)                                         Chairman of the Company
                                                  and the Bank

John S. Ward                   61           Chief Clerk, Cumberland             1999
                                              County, Pennsylvania

Joel R. Zullinger              51               Attorney-at-Law;                1981
(2)                                        Chairman of the Board of
                                           the Company and the Bank


                      CLASS B DIRECTORS - TERM EXPIRES 2001

                                             Principal occupation
                                             for last 5 years and             Director
       Name                    Age         position with the Company          Since(1)
       ----                    ---         -------------------------          --------
Denver L. Tuckey               65            Retired businessman;               1995
(2) (3)                                    Secretary of the Company
                                                 and the Bank

Glenn W. Snoke                 51              President, Snokes                1999
                                           Excavating & Paving, Inc.

Gregory A. Rosenberry          43            President, Tri-Valley              1997
                                           Forestry, Inc.; a timber
                                           harvesting and wholesale
                                                   business

--------------------------------------------------------------------------------

(1) Includes service as director of Orrstown Bank during period prior to 1988, when Orrstown Bank became a wholly-owned subsidiary of the Company.
(2)  Member of the Executive Committee of the Bank.
(3)  Member of the Audit Committee of the Bank.


Board Committees and Meeting Attendance

     During 1999 the Board of Directors of the Company met 6 times and the Board of Directors of Orrstown Bank met 13 times. The Board of Directors of the Company has an Executive Committee that did not hold any meetings in 1999. The Board of Directors of the Bank has an Executive Committee and an Audit Committee.

     Executive Committee. The Executive Committee of the Bank's Board of Directors acts on matters between regular meetings of the Board of Directors. The Executive Committee also makes recommendations regarding compensation to the Board of Directors and reviews the qualifications of and makes recommendations to the Board of Directors regarding persons eligible to stand for election as directors. The Executive Committee met 16 times during 1999. The members of the Executive Committee are Jeffrey W. Coy, Chairman, Kenneth R. Shoemaker, Denver
L. Tuckey and Joel R. Zullinger. The same individuals also constitute the Executive Committee of the Board of Directors of the Company.

     Audit Committee. The Audit Committee examines the activities of the Company's and the Bank's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures. The Audit Committee met 6 times during 1999. The members of the Audit Committee are Andrea Pugh, Chair, Anthony F. Ceddia, and Denver L. Tuckey.

     During 1999 all of the Directors of the Company and the Bank attended at least 75% of all meetings of the respective Boards and committees on which they served.

Compensation of Directors

     Directors' Fees. During 1999, each director of the Company received $275.00 for each meeting of the Company Board of Directors attended and $150.00 for each committee meeting attended. Each director of Orrstown Bank was paid an annual fee of $5,000.00 and a fee of $625.00 for each meeting attended. Non-employee directors of the Bank also receive $175.00 for each committee meeting attended. In addition, the Chairman of the Board of the Bank receives an annual fee of $5,000, the Vice Chairman receives an annual fee of $3,000 and the Secretary receives an annual fee of $2,000.

     Deferred Compensation Plan. In 1995, the Company and Orrstown Bank established a non-qualified deferred compensation plan for directors. Participation in the plan is voluntary. Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and the Bank, and Stephen C. Oldt, Executive Vice President and Chief Operating Officer of the Bank, also participate in the Plan. Each participant may elect each year to defer all or a portion of his or her directors' fees or, in the case of Messrs. Shoemaker and Oldt, base salary. Those deferring compensation must begin withdrawals from the plan by age 75. The amounts deferred are invested in a rabbi trust with the trust department of Orrstown Bank as trustee. The participants direct the investment of their own accounts and there is no guarantee as to investment performance. Growth of each participant's account is a result of investment performance and not as a result of an interest factor or interest formula established by the participant.

     In addition, Orrstown Bank has a separate deferred compensation arrangement with seven of its directors or former members of its Board of Directors whereby a director or his or her beneficiaries will receive a monthly benefit beginning at age 65. The arrangement is funded by an amount of life insurance on each participating director calculated to meet the Bank's obligations under the compensation agreement. The cash value of future benefits to be paid, which are included in other liabilities on the Company's consolidated balance sheet, amounted to $192,503 at December 31, 1999. Annual expense of $28,133 was charged to operations for 1999.

     Directors Retirement Plan. In 1998 Orrstown Bank established a director's retirement plan which provides participating directors a $12,000 per year benefit (indexed for inflation by 4.00% per year until payments commence) for the lesser of ten years or the number of years served. This program encourages current directors to continue to serve as directors and enables the Bank to reward its long-serving directors for their valuable services.

     Non-Employee Director Stock Option Plan of 2000. On January 27, 2000, the Board of Directors of the Company approved the Orrstown Financial Services, Inc. Non-Employee Director Stock Option Plan of 2000. The Directors' Option Plan is a formula plan under which options to purchase shares of Company Common Stock are granted each year to directors in office on April 1. The number of options granted each year is based on the Company's return on average equity for the most recent fiscal year. All options have a term of 10 years from the regular grant date, are fully exercisable from the regular grant date and have an exercise price equal to the "fair market value" of Company Common Stock as of the date of the grant of the option. As long as shares of Company Common Stock are traded over-the-counter and quotations for the shares appear on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service, "fair market value" will mean the average of the average of the daily high bid and low offer quotations for shares of Company Common Stock reported through the OTC Bulletin Board service for the 10 trading days immediately preceding the date of the grant of the option. If no bid or no offer quotations are available during the 10 day pricing period, then "fair market value" will mean the price of the last trade reported for the shares through the OTC Bulletin Board service. If a director "retires," whether as a result of reaching mandatory retirement age or under any other circumstances the Board of Directors, in its discretion, may determine to constitute retirement, the options previously granted to the director will expire at their scheduled expiration date. If a director's service as a director terminates for any other reason, the options previously granted to the director will expire six months after the date of termination of service unless scheduled to expire sooner. As of the date of this proxy statement, no options have been granted under the Directors' Option Plan. The first options to be granted under the Director's Option Plan will be to directors in office on April 1, 2000.

Report on Executive Compensation

     The Company does not have a compensation committee and no compensation was paid to executive officers of the Company by the Company in 1999. All compensation was paid by the Bank.

     The Executive Committee of the Bank, composed of three non-employee Directors of the Bank and Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and the Bank, conducts a full review each year of the Bank's executive compensation programs and is responsible for making recommendations to the full Board of Directors. Mr. Shoemaker does not participate in the Committee's evaluation of his performance for purposes of his compensation. With respect to other executive officers, the Committee considers the recommendations of Mr. Shoemaker before making final recommendations to the Board of Directors.

     The Bank's executive compensation program has three main components:

     Base Salary. The Executive Committee determines base salaries for executive officers based upon competitive pay practices of other banks of similar size on a regional basis for similar positions and responsibilities. The Executive Committee obtains comparisons of base salaries paid by other banks from various sources, including L. R. Webber Associates, a Holidaysburg, Pennsylvania consulting firm. Annually, the Executive Committee recommends changes in base salaries of executive officers based on its evaluation of past performance, job duties, scope and responsibilities and expected future contributions. In determining the level of base salary, an individual's personal performance in achieving previously established goals is the most important factor.

     Executive Incentive Plan. The Executive Committee also oversees the Bank's Executive Incentive Plan established in 1998. The purpose of the Plan is to support and promote the pursuit of the Bank's organizational objectives and financial goals through the payment of annual cash bonuses to executive officers and other key employees. Under the Plan, the percentage increase in earnings for the year is given a 75% weighting and the percentage increase in funds (deposits and short-term purchased funds) for the year is given a 25% weighting. The resulting percentage factors are then added together, resulting in a bonus percentage factor to be applied to an executive's salary to determine the amount of his or her bonus. For example, a 10% increase in earnings and a 20% increase in funds would result in a 12.5% bonus percentage factor (10% x .75 = 7.5%, 20% x .25 = 5%; 7.5% + 5% = 12.5%). Assuming a base salary of $100,000, the amount of the bonus would be $12,500. Under the Plan, the Bank will pay out 50% of the bonus amount in the year to which the bonus relates, 25% in the next year and 25% in the second year. Thus, the amounts reported below in the Summary Compensation Table as paid in 1999 pursuant to the Executive Incentive Plan include 50% of the bonus amount earned in 1999 and 25% of the bonus amount earned in 1998. The bonus amounts as to which payment is deferred to subsequent years are not vested and will be forfeited by an employee whose employment with the Bank is terminated prior to payment of the deferred amounts. In addition, in both 1998 and 1999, the Board of Directors has determined, within its discretion under the Plan, to actually fund bonuses under the Plan at the rate of 50% of the bonus amount calculated pursuant to the principles described above. The Executive Committee and the Board of Directors have complete discretion as to whom bonuses will be awarded under the Plan and have the further discretion to award bonuses in excess of the amounts calculated pursuant to the Plan.

     Deferred Compensation and Supplemental Benefit Programs. The Bank has established certain deferred compensation and supplemental benefit programs described elsewhere in this proxy statement for certain of its executive officers. The purposes of these programs are to provide to those executive officers an economic incentive for long term service to the Company and the Bank. The Executive Committee believes that these programs are competitive with those offered by other banks of similar size on a regional basis.

     Chief Executive Officer Compensation. Mr. Shoemaker's compensation for 1999 was established based upon the same factors and policies used to establish compensation for executive officers generally.

                                             Executive Committee:

                                             Jeffrey W. Coy, Chairman
                                             Kenneth R. Shoemaker
                                             Denver L. Tuckey
                                             Joel R. Zullinger

Company Performance

     The following graph shows a five-year comparison of the cumulative total return on Company Common Stock as compared to two other indexes: the S&P 500 Index and an index of banks with assets of under $500 million in assets. For 1999, shareholder returns on Company Common Stock are based upon trades reported by the National Association of Securities Dealers' Inc.'s OTC Bulletin Board service. For prior years, shareholder returns on Company Common Stock are based upon reports to the Company by shareholders that bought or sold shares during the indicated periods. The Company is not aware of all prices at which shares traded during such periods. The shareholder returns shown in the graph are not necessarily indicative of future performance.

                                   [GRAPHIC]

     In the printed version of the document, a line graph appears which depicts the following plot points:


                                                           Period Ending
                                   --------------------------------------------------------------
Index                              12/31/94   1/31/95   12/31/96   12/31/97   12/31/98   12/31/99
-------------------------------------------------------------------------------------------------
Orrstown Financial Services, Inc.   100.00     103.50     119.41     166.96     246.38     371.88
S&P 500                             100.00     137.58     169.03     225.44     289.79     350.78
SNL < $500M Bank Asset-Size Index   100.00     136.80     176.08     300.16     274.05     253.69


SNL SECURITIES LC
(C) 2000

The performance illustrated assumes that $100 was invested in Company Common Stock and each index on December 31, 1994 and that all dividends were reinvested.

Executive Compensation

     Summary of Compensation. The following table shows cash and other compensation paid or accrued during the last three fiscal years to the Company's Chief Executive Officer and other executive officers who received total annual salary and bonus exceeding $100,000 in 1999.


                           SUMMARY COMPENSATION TABLE

                                                                                     Other
                                        Fiscal                                       annual            All other
  Name and principal position            Year       Salary(1)    Bonus(2)       compensation(3)     compensation(4)
                                        ------      ---------    --------       ---------------     ---------------
Kenneth R. Shoemaker,                    1999        138,000      14,000               --               69,254
President and Chief                      1998        130,000      12,000               --               24,735
Executive Officer                        1997        122,000      10,000               --               22,813
-------------------------------------------------------------------------------------------------------------------
Bradley S. Everly, Executive Vice        1999        105,000       9,542               --               32,979
President and Chief Financial            1998             --          --               --                   --
Officer                                  1997             --          --               --                   --
-------------------------------------------------------------------------------------------------------------------
Stephen C. Oldt, Executive Vice          1999         94,320       9,594               --               45,668
President and Chief Operating            1998         90,820       5,000               --               17,403
Officer                                  1997             --          --               --                   --
-------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned and received as well as amounts earned but deferred at the election of the executive officer.
(2) Includes bonuses paid in 1999 under the Executive Incentive Plan. Also includes special bonuses of $2,000 each paid to Messrs. Shoemaker, Everly and Oldt during 1999.
(3) Perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of total annual salary and bonuses are excluded.
(4) Includes for 1999 for Messrs. Shoemaker, Everly and Oldt, respectively, the following compensation amounts: (i) profit sharing contributions, $20,761, $15,775 and $14,148; (ii) matching contributions to the 401(k) plan, $4,140, $3,285 and $2,759; (iii) the present value of the economic benefit to the executive from premiums paid by the Company to purchase split dollar life insurance contracts under the Company's salary continuation plans, $43,753, $13,755, and $28,240; (iv) cash payments in lieu of benefits under the Company's cafeteria plan not selected by Mr. Shoemaker, $408, and Mr. Everly, $164; and
(v) the amount of premiums paid by the Company for death benefit in excess of $50,000 under the Company's group term life insurance policy on behalf of Mr. Shoemaker, $192, and Mr. Oldt, $521.

     Retirement Benefits. In 1988 Orrstown Bank established a profit sharing plan covering all employees who have attained age 21, completed one year of service and have worked for 1,000 hours or more during the plan year. Upon becoming eligible to participate in the plan, an employee is fully vested. Contributions to the plan are based on bank performance and are at the discretion of the Bank's Board of Director's. Substantially all of the Bank's employees are covered by the plan The total amount allocated to the executive officers identified in the Summary Compensation Table was $50,684.

     In 1992 the Bank established a 401(k) plan for its employees. The Bank makes annual matching contributions of up to 50% of employee contributions to the plan. The total amount allocated to the executive officers identified in the Summary Compensation Table was $10,184.

     In 1998, the Bank's Board of Directors established salary continuation plans for Kenneth R. Shoemaker, Bradley S. Everly, Stephen C. Oldt and Philip E. Fague, Executive Vice President and Senior Trust Officer, in order to provide them with supplemental retirement income so that when combined with Social Security and amounts available under the Bank's profit sharing and 401(k) plan, they will be provided a total retirement income equal in amount to 70% of final annual salary. In projecting the amount of an employee's final annual salary, annual salary was assumed to increase at the rate of 5% per year. Vesting in the benefits of the salary continuation plans is determined within the discretion of the Board of Directors. As a result, an intended purpose of the plans is to provide an incentive to such persons to continue in the employ of the Bank.

     In 1998, the Bank's Board of Directors also established an officer group term replacement plan for the benefit of Messrs. Shoemaker, Everly, Oldt and Fague. This plan provides participating officers with a benefit equal to two times current salary with no cap. Under the plan the officer receives the same coverage as he currently receives under the Bank's group term plan at less cost to the Bank while the officer is employed. The officer receives continued coverage after retirement for a small annual charge. The post-retirement coverage will approximate two times annual salary (not to exceed the net coverage purchased).

     Change in Control Agreement. The Company and the Bank have entered into a change in control agreement with Mr. Shoemaker. The agreement generally provides that in the event of termination of Mr. Shoemaker's employment (other than for cause) with the Company or the Bank under certain circumstances following a "change in control" of the Company or the Bank, Mr. Shoemaker will be entitled to receive continued payment of his annual cash compensation for three years. If Mr. Shoemaker would obtain other employment at any time during the three year period, his compensation from his new employer would be offset against the amounts to be paid to him under the agreement. The agreement also provides that the Company will continue to provide Mr. Shoemaker with available insurance coverages in effect at the time of his termination pursuant to a change in control for a period of three years, offset by coverage for any subsequent employment, or until he reaches age 65. For purposes of the agreement a "change in control" is defined to include an acquisition of 20% or more of the outstanding voting securities of the Company; a merger or consolidation of the Company or the Bank if, as a result of the transaction, less than 50% of the voting securities of the surviving corporation are owned by the former shareholders of the Company; a sale of substantially all the assets of the Company; or the occurrence of any other event designated by a majority of the non-employee directors to constitute a change in control for purposes of the Agreement.

Transactions with Management

     During 1999 some of the directors and executive officers of the Company and the Bank, members of their immediate families and some of the companies with which they are associated, had banking transactions in the ordinary course of business with the Bank and may be expected to have similar transactions in the future. These transactions were made on substantially the same terms, including interest rates, collateral requirements and repayment terms, as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

            ITEM 2 - RATIFY ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

     On January 27, 2000 the Board of Directors of the Company unanimously approved and adopted, subject to shareholder ratification, the Employee Stock Purchase Plan. The purpose of the Stock Purchase Plan is to provide an opportunity for employees of the Company and its subsidiaries to become shareholders of the Company. The Board of Directors believes that by becoming shareholders of the Company, the interests of employees will become more closely linked to the interests of the Company's shareholders.

     The following is a summary of the key provisions of the Stock Purchase Plan. You are encouraged to read the Plan in its entirety. A complete copy of the Plan is attached to this proxy statement as Exhibit A.

Administration and Amendment

     The Board of Directors of the Company will administer the Stock Purchase Plan. The Board of Directors may delegate its duties with respect to the Plan to a committee composed of two or more directors appointed by the Board. The Board of Directors will be responsible to administer, interpret and construe all provision of the Plan, to adopt rules and regulations for administering the Plan and to make all other determinations deemed necessary or appropriate for administering the Plan. At any time the Board of Directors may amend, terminate or suspend the Plan or any of its provisions. Amendments to the Plan will be subject to approval by the shareholders of the Company only if and to the extent that applicable laws, rules or regulations require such approval.

Eligible Employees

     Any employee of the Company or any of its subsidiaries who is customarily scheduled to work at least 20 hours per week and has been employed by the Company or any of its subsidiaries for at least one year, may purchase shares of Company Common Stock pursuant to the Plan if they are employed by the Company or any of its subsidiaries on the relevant "offering date" and continue to be employed by the Company or any of its subsidiaries on the corresponding "purchase date." "Offering date" is defined by the Plan to mean each May 1 and November 1 occurring during the term of the Plan. "Purchase date" is defined by the Plan to mean each April 30 and October 31 occurring during the term of the Plan. Each May 1 offering date will correspond with a succeeding October 31 purchase date, and each November 1 offering date will correspond with a succeeding April 30 purchase date. An employee whose customary employment with the Company or any of its subsidiaries is not for more than five months in any calendar year will not be eligible to participate in the Plan.

Purchase of Shares

     Any employee who is eligible to participate in the Stock Purchase Plan and who has enrolled in the Plan by filing the appropriate enrollment form and other required documents, may purchase shares of Company Common Stock on each "purchase date" under the Plan. If the Plan is ratified by the shareholders at the Annual Meeting, the first offering date will be May 1, 2000 and the first purchase date will be October 31, 2000.

     The total purchase price of all shares of Company Common Stock an employee may purchase pursuant to the Plan in any calendar year may not exceed the lesser of 10% of the employee's annual compensation for that year or $25,000. For the purposes of the Plan, annual compensation means basic annual salary plus overtime pay, but does not include bonuses, profit sharing or any other form of compensation.

     In addition, an employee may not purchase shares pursuant to the Plan if, after the purchase, the employee would own 5% or more of the total combined voting power or value of all classes of capital stock of the Company or any of its subsidiaries. For this purpose, shares of stock the employee may purchase pursuant to outstanding options the employee may hold will be counted as shares owned by the employee.

     In the event employees subscribe to purchase more shares than are available for purchase under the Plan, then the number of shares available for purchase will be allocated among participating employees on a pro rata basis.

     An employee's right to purchase shares of Company Common Stock pursuant to the Plan will terminate immediately upon the termination of his or her employment with the Company and its subsidiaries.

Shares Available under the Plan

     75,000 shares of Company Common Stock are available for purchase pursuant to the Plan, subject to anti-dilution adjustments. The Plan provides for appropriate adjustments in the purchase price per share as of a particular offering date or purchase date and in the number and kind of shares available for issuance and subject to options under the Plan to avoid dilution in the event of mergers, stock splits, stock dividends or other changes in the capitalization of the Company. Fractional shares may not be purchased.

Purchase Price

     The purchase price of shares under the Stock Purchase Plan is the lower of 85% of the "fair market value" of the shares on the applicable offering date or the corresponding purchase date. For example, in connection with the October 31, 2000 purchase date, the purchase price for shares under the Plan will be the lower of 85% of the fair market value of the shares on May 1, 2000 or 85% of the fair market value of the shares on October 31, 2000.

     As long as shares of Company Common Stock are traded over-the-counter and quotations for the shares appear on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service, "fair market value" will mean the average of the average of the daily high bid and low offer quotations for shares of Company Common Stock reported through the OTC Bulletin Board service for the 10 trading days immediately preceding the relevant date. If no bid or no offer quotations are available during the 10 day pricing period, then "fair market value" will mean the price of the last trade reported for the shares through the OTC Bulletin Board service. The Plan provides the Board of Directors with the discretion to determine "fair market value" if none of the methods specified in the Plan are applicable.

Payment for Shares Purchased

     Upon enrolling in the Stock Purchase Plan, an employee will designate an amount to be withheld from each paycheck. $10.00 is the minimum amount that may be withheld. Amounts withheld will be on an after-tax basis, credited to an account established in the employee's name on the books of the Company, or one of its subsidiaries, and held in a non-interest bearing escrow account established by the Company for purposes of the Plan.

     Subject to the limitations on the number of shares that may be purchased described above, on each purchase date the full amount of an employee's withholding account will be used to purchase the maximum number of whole shares that can be purchased with that amount based upon the purchase price of the shares.

     In addition, in connection with each October 31 purchase date, an employee may contribute amounts toward the purchase of shares pursuant to the Plan in addition to the amounts withheld from his or her paycheck, subject to the limitations on the number of shares that may be purchased described above. Employees may not contribute such additional amounts in connection with an April 30 purchase date.

     Any amounts remaining in an employee's withholding account after the purchase of shares on a purchase date will remain credited to the employee's account and used to purchase shares on the next purchase date, unless the employee instructs the Company to pay such amounts to him or her. In addition, such amounts will be paid to the employee upon termination of the employee's participation in the Plan.

Federal Tax Consequences of Purchasing Shares Pursuant to the Plan

     The Plan is intended to be an "Employee Stock Purchase Plan" as defined in
Section 423 of the Internal Revenue Code. An employee who is continuously employed by the Company or one of its subsidiaries during an offering period and who makes no disposition of shares of Company Common Stock received by the employee with respect to such offering period within one year after the date of transfer of the shares to the employee or within two years after the related offering date, will not realize taxable income upon the subscription or when the employee completes payment or receives delivery of the shares of Company Common Stock. Under these circumstances, there will be no tax effect upon the Company (it will not be entitled to any deduction from income by reason of the employee's subscription or purchase, nor will it recognize gain or loss upon the transfer of the shares to the employees).

     In the event of any disposition of Company Common Stock acquired under the Plan by an employee which meets the holding period requirements set forth above, or in the event of the employee's death while owning such shares, there is included as compensation income of the employee for the taxable year of such disposition or death, an amount equal to the lesser of (1) the excess of the fair market value of the shares of Company Common Stock at the time of such disposition or death over the amount paid for the shares, or (2) the excess of the fair market value of the shares of Company Common Stock at the time the option was granted over the amount paid for the shares. Gain in excess of such amount or any loss on disposition will be treated as a capital gain or loss to the individual.

     A disposition of shares acquired under the Plan by an employee prior to the expiration of the required holding period will result in any excess of the fair market value of such shares at the time of exercise of the option over the option price being treated as compensation income to the employee in the year in which the disposition occurs, in which event the Company will be entitled to a corresponding deduction from income.

Effective Date

     The Stock Purchase Plan will be effective upon ratification by the shareholders at the Annual Meeting. The Plan does not have a specified termination date, although the Board of Directors may terminate the Plan at any time. The Board of Directors may not, however, increase the maximum number of shares available under the Plan, except for anti-dilution adjustments, without shareholder approval. Thus, the Plan will effectively terminate when no shares remain available under the Plan, unless the Board of Directors sooner terminates the Plan.

Vote Required

     The affirmative vote of a majority of the votes cast is required to ratify adoption of the Employee Stock Purchase Plan.

Board Recommendation

     The Board of Directors recommends a vote FOR ratification of the Employee Stock Purchase Plan.

             ITEM 3 - RATIFY ADOPTION OF EMPLOYEE STOCK OPTION PLAN

     On January 27, 2000 the Board of Directors of the Company unanimously approved and adopted, subject to shareholder ratification, the Employee Stock Option Plan of 2000. The purpose of the Stock Option Plan is to promote the long term success of the Company and the creation of shareholder value by:

     o providing additional incentives to those officers and key employees who are in a position to contribute to the long term growth and profitability of the Company,

     o assisting the Company to attract, retain and motivate key personnel with experience and ability, and

     o linking employees receiving options directly to shareholder interests through increased stock ownership.

     The Plan seeks to achieve these purposes by providing for awards of options to purchase Company Common Stock in the forms of incentive stock options - also called ISOs - as provided in Section 422 of the Internal Revenue Code of 1986, and non-qualified stock options - also called NQSOs.

     The following is a summary of the key provisions of the Stock Option Plan. You are encouraged to read the Plan in its entirety. A complete copy of the Plan is attached to this proxy statement as Exhibit B.

Administration and Amendment

     The Board of Directors of the Company will administer the Stock Option Plan. The Board may delegate its duties with respect to the Plan to a committee composed of two or more "non-employee directors" as defined by the Securities and Exchange Commission's Rule 16b-3. The Board of Directors will be responsible to administer, interpret and construe all provision of the Plan, to adopt rules and regulations for administering the Plan and to make all other determinations deemed necessary or appropriate for administering the Plan. At any time the Board of Directors may amend, terminate or suspend the Plan or any of its provisions, except that amendments to materially increase the total number of shares available to be issued pursuant to options under the Plan or materially modify the class of eligible employees must be approved by the shareholders. Otherwise, amendments to the Plan will be subject to approval by the shareholders of the Company only if and to the extent that applicable laws, rules or regulations require such approval.

Eligible Employees

     All officers and key employees of the Company or any of its subsidiaries that are employed on a full time basis are eligible to receive options under the Stock Option Plan. The Board of Directors will select each officer and key employee who is granted an option under the Plan.

Term of the Plan

     The Stock Option Plan became effective on January 27, 2000 when approved and adopted by the Board of Directors. The Plan will continue in effect until terminated by the Board of Directors and until all options awarded under the Plan have lapsed, been exercised, satisfied or cancelled according to their terms.

     The ISO provisions of the Plan, however, will not become effective until the Plan is ratified by the shareholders within 12 months after the date of adoption of the Plan by the Board of Directors. No ISO may be granted more than 10 years after adoption of the Plan by the Board of Directors. If the Plan is not ratified by the shareholders, all options granted under the Plan will be NQSOs.

Options

     Options awarded under the Stock Option Plan will give the recipient the right to purchase a number of shares of Company Common Stock at future dates at an option price equal to the "fair market value" of the Common Stock at the date of the grant of the option. As long as shares of Company Common Stock are traded over the counter and quotations for the shares appear on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service, "fair market value" shall mean the average of the average of the daily high bid and low offer quotations for shares of Company Common Stock reported through the OTC Bulletin Board service for the 10 trading days immediately preceding the relevant date. If no bid or no offer quotations are available during the 10 day pricing period, then "fair market value" will mean the price of the last trade reported for the shares through the OTC Bulletin Board service. The Plan provides the Board of Directors with the discretion to determine "fair market value" if none of the methods specified in the Plan are applicable.

     The Board of Directors will determine the number of shares to be covered by each option granted, the term of the option, the period of time for options to vest after grant, if any, and other terms and limitations applicable to the exercise of the option. The time during which an option may be exercised, however, may not be more than 10 years after the date the option is granted. The terms of each option will be set forth in a written option agreement between the Company and the employee awarded the option in a form approved by the Board of Directors. The terms of option agreements need not be identical.

     The maximum amount of shares for which options may be granted to all recipients in any calendar year is limited to a combined fair market value equal to 25% of the consolidated net income of the Company for the preceding year. For example, if 1999 consolidated net income is $4,000,000, the maximum amount of shares for which options could be granted in 2000 would be limited to a combined fair market value of $1,000,000. If the fair market value of shares of the Company's Common Stock was $40 per share on the option grant date, the maximum number of shares for which options could be granted in 2000 would be 25,000.

     No single employee may be granted options during any calendar year for more than 100,000 shares, subject to adjustment to avoid dilution as described below.

     Grants of ISOs are subject to certain additional limitations. No ISO may be granted more than 10 years after the date the Plan was adopted by the Board of Directors. ISOs also may not be granted to any individual owning, on the grant date, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. In addition, no individual may be granted an ISO which results in the aggregate fair market value (at the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by that individual during any calendar year exceeding $100,000.

     Under the terms of the Stock Option Plan, an employee who has been granted an ISO and who ceases to be an officer or employee of the Company or any of its subsidiaries for any reason other than death or disability, will have the right to exercise the ISO, to the extent it was exercisable at the time of termination, for three months after the termination of employment, unless by its terms the ISO expires sooner. In the case of disability, the period is extended to six months. In the case of death, the period of exercise will be one year.

     In the event an employee who has been granted an NQSO retires, becomes permanently disabled, dies or resigns within six months after a change in control, the NQSO will not expire until the date originally specified for expiration in the option agreement. In all other cases, the employee may exercise the NQSO, to the extent it was exercisable at the time of termination, within six months after the termination of employment unless, by its terms, the NQSO expires sooner.

     Options may be exercised according to the terms of the related option agreement. Options, however, may not be exercised for fractional shares. In addition, options may not be exercised for less than 100 shares unless the total number of shares then available for exercise under the option is less than 100.

     The option price is to be paid to the Company in full at the time the option is exercised. Although payment of the option price typically is made in cash, payment of the option price may be made in shares of Company Common Stock owned by the employee for at least six months prior to the exercise of the option, or partly in cash and partly in Common Stock. In the event any payment is made in shares of Common Stock, shares delivered in full or partial payment of the option price will be valued at their "fair market value" on the date of payment.

     Prior to delivery of the shares of Common Stock issuable upon the exercise of an Option, any amount necessary to satisfy applicable federal, state, and/or local withholding requirements must be paid promptly by the employee. The Stock Option Plan provides the Board of Directors with the authority to permit payment of withholding taxes by withholding all or a portion of any shares of Common Stock that otherwise would be issued to the employee upon exercise of an option or by the employee surrendering all or a portion of any shares of Common Stock previously acquired by the employee.

Shares Available under the Plan

     200,000 shares of Company Common Stock may be issued pursuant to options granted under the Stock Option Plan, subject to anti-dilution adjustments. The Plan provides appropriate adjustments in the number and kind of shares available for grants of options under the Plan and subject to outstanding options under the Plan to avoid dilution in the event of mergers, stock splits, stock dividends or other changes in the capitalization of the Company. The per share purchase price of outstanding options at the time of an event leading to adjustment may also be subject to appropriate adjustment to prevent dilution upon the occurrence of these events. In addition, shares subject to options that are unexercised upon expiration of an option will become available for issuance pursuant to future options granted under the Plan.

Federal Tax Consequences of the Plan

     ISOs granted under the Stock Option Plan are intended to constitute "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, while NQSOs will be "non-qualified stock options." Upon the exercise of an NQSO, an employee will recognize taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon subsequent sale of the shares by the employee, any difference between the sale price and the employee's tax basis in the shares(generally, the fair market value of the shares on the date of exercise) will be treated generally as capital gain or loss.

     In contrast, upon the exercise of an ISO, an employee generally will not recognize income for federal income tax purposes. The difference between the exercise price of the ISO and the fair market value of the shares subject to the ISO at the time of exercise, however, is an item of tax preference which may require payment by the employee of an alternative minimum tax. On the sale of shares acquired by exercise of an ISO (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the employee as capital gain. A sale of shares acquired by exercise of an ISO within two years of the date of grant or within one year from the date of exercise will result in the employee recognizing ordinary income to the extent the fair market value of a share on the date of exercise exceeds the exercise price. The capital gain or loss will be short term or long term depending on whether the stock was held for more than one year. Special rules may apply to executive officers that are subject to the "short swing profit" recapture provisions of the Securities Exchange Act of 1934.

     The Company will not be entitled to a deduction upon the grant or exercise of an ISO, or upon the sale of any shares acquired pursuant to the exercise of an ISO, except that a tax deduction may be available to the Company if an employee sells the shares so acquired within two years of the date the ISO was granted or one year of the date of exercise. Upon the exercise of an NQSO, the Company is entitled to a deduction for federal income tax purposes in an amount equal to the income recognized by the employee, provided the Company complies with applicable tax withholding requirements.

     The federal income tax consequences to an employee and to the Company may vary from those described above, depending upon individual actions and circumstances, including restrictions and other terms and conditions applicable to the particular option granted under the Stock Option Plan.

Vote Required

     The affirmative vote of a majority of the votes cast is required to ratify adoption of the Employee Stock Option Plan of 2000.

Board Recommendation

     The Board of Directors recommends a vote FOR the ratification of the Employee Stock Option Plan of 2000.

                                    EXHIBIT A


                        ORRSTOWN FINANCIAL SERVICES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN


                                TABLE OF CONTENTS
                                -----------------

         Section I                     Definitions
         Section II                    Purpose
         Section III                   Available Shares; Adjustments
         Section IV                    Grants and Terms of Options
         Section V                     Payment For and Delivery of Shares
         Section VI                    Termination and Amendment
         Section VII                   Limitation on Resale
         Section VIII                  Miscellaneous Provisions
         Section IX                    Effective Date

                        ORRSTOWN FINANCIAL SERVICES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN



                                    SECTION I

                                   DEFINITIONS



ss.1.1. "Account" shall mean the book entry account established by the Corporation for a participating Employee pursuant to ss.5.1 hereto.

ss.1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

ss.1.3. "Committee" shall mean that Committee appointed by the Corporation's Board of Directors as described in Section 8.1 hereof or, if the Board of Directors does not appoint such a Committee, the Board of Directors itself in its capacity as administrator of the Plan.

ss.1.4.   "Corporation" shall mean Orrstown Financial Services, Inc.

ss.1.5. "Employee" shall mean any employee of the Corporation, or any Subsidiary of the Corporation who is customarily scheduled to work at least 20 hours per week and has been employed by the Corporation, or any Subsidiary of the Corporation, for at least one (1) year and who is still employed on an Offering Date. Any employee of the Corporation or Subsidiary whose customary employment is for not more than five months in any calendar year shall not be eligible to participate in the Plan.

ss.1.6. "Fair Market Value" as of any date shall be determined on a per share basis by the Board of Directors as follows:

               (a) If the Shares were traded over-the-counter on the date in question and the Shares were classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the average of the high and low sales prices of the Shares reported in Nasdaq trading for that date or if no reported sale of Shares shall have occurred on such date, then on the next preceding day on which there was a reported sale.

               (b) If the Shares were traded over-the-counter on the date in question but the Shares were not classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date.

               (c) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions reported for such date.

               (d) If none of the above are applicable, then the Fair Market Value shall equal the average of the average of the daily high bid and low offer quotations for the Shares reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service for the ten (10) trading days immediately preceding the applicable date (the "Pricing period"). If, however, no bid or no offer quotation for the Shares is reported through the OTC Bulletin Board service during the Pricing Period, then the Fair Market Value will be the price of the last trade reported for the Shares through the OTC Bulletin Board service.

               (e) If none of the foregoing provisions are applicable, then the Fair Market Value shall be determined by the Board of Directors in good faith on such basis as it deems appropriate.

ss.1.7.   "Offering Date(s)" shall be May 1 and November 1 of each year.

ss.1.8. "Plan" shall mean the Orrstown Financial Services, Inc. Employee Stock Purchase Plan.

ss.1.9.   "Purchase Dates" shall be April 30th and October 31st of each year.

ss.1.10. "Shares" shall mean shares of the Common Stock, no par value, of the Corporation.

ss.1.11. "Subsidiary" shall, subject to the determination to be made by the Board of Directors of the Corporation pursuant to Section 8.3 hereof, have the meaning that is ascribed to that term in Section 424 (f) of the Code.

ss.1.12. "Trust Officer" shall be such person or persons (including vice or assistant officers) as the Board of Directors shall from time to time appoint to administer the Plan as contemplated by Section 8.1 of the Plan, subject to the authority and responsibility of the Board or the Committee

                                   SECTION II

                                     PURPOSE

ss.2.1. The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide Employees of the Corporation and its subsidiaries, who wish to become shareholders, an opportunity to purchase stock of the Corporation. The Board of Directors of the Corporation believes that Employee participation in the ownership of the Corporation will be to the mutual benefit of both the Employees and the Corporation. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of Code.

                                   SECTION III

                          AVAILABLE SHARES; ADJUSTMENTS

ss.3.1. A total of 75,000 Shares (subject to anti-dilution adjustments provided in Section 3.2) may be sold pursuant to options to purchase granted under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Corporation may be made available for purchase under the Plan.

ss.3.2. Appropriate adjustments in the Fair Market Value per share as of a particular Offering Date or Purchase Date and/or in the number and kind of shares of stock which are available for the grant of options under this Plan, shall be made to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of the Plan. No fractional Shares shall be subject to an option to purchase and each Employee's option to purchase shall be adjusted downward to the nearest full Share. In the case of adjustments to Fair Market Value, the Fair Market Value shall be adjusted downward to the nearest whole cent. Any agreement of merger or consolidation will include appropriate provisions for protection of the then existing rights of Employees under the Plan.

                                   SECTION IV

                           GRANTS AND TERMS OF OPTIONS

ss.4.1. All Employees granted options to purchase under this Plan shall have the same rights and privileges, except as set forth herein.

ss.4.2. On the Offering Dates each year while this Plan is in effect, the Corporation will grant options to purchase Shares to all Employees. By way of such options, each Employee shall be entitled to purchase up to a maximum number of Shares each calendar year as determined in ss.4.4-ss.4.8 below. In order to exercise the option to purchase, an Employee must complete and file with the Trust Officer, on or before the applicable Purchase Date, an enrollment form and any other papers prescribed by the Corporation.

ss.4.3. The purchase price of Shares acquired pursuant to the above-described options shall be the lower of 85 percent of the Fair Market Value of the Shares on the applicable Offering Date or related Purchase Date. For example, the lower of the Fair Market Values on the November 1st Offering Date or the subsequent April 30th Purchase Date times 85% will be the purchase price for the April 30th Purchase Date. The lower of the Fair Market Values on May 1st or October 31st times 85% will be the purchase price for the October 31st Purchase Date. The Board of Directors may choose to use an alternative valuation method provided that such valuation method is considered an appropriate method of determining the fair market value of the Shares for the purposes of
          Section 423 of the Code.

ss.4.4. Each Employee shall be limited in the number of Shares which can be acquired in any calendar year to that number of Shares the total purchase price of which does not exceed 10 percent of such Employee's annual compensation during such calendar year. For the purposes of this Plan, annual compensation shall mean basic annual salary plus payments for overtime work but shall not include bonuses, profit sharing or any other form of additional compensation.

ss.4.5. No employee shall be granted an option or have the right to acquire Shares if immediately after the option is granted the Employee owns, actually or constructively (as determined with reference to Section 424 (d) of the Code), 5 percent or more of the total combined voting power or value of all classes of Stock of the Corporation or any Subsidiary at the time of the Offering Date. In making such determinations, shares of stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

ss.4.6. If at any time during the term of this Plan the available Shares are oversubscribed, pursuant to any applicable rules, laws, and regulations of any government agency imposing limitations on the number of Shares which may be issued, or by reason of the limitations in ss.3.1 above, then the total purchase price which in ss.4.4 fixes the maximum number of shares available for purchase by each Employee shall be reduced to that percentage of each Employee's compensation as may be necessary to eliminate such over subscription on a pro rata basis.

ss.4.7. The right to purchase Shares shall terminate upon an Employee's termination of employment for any reason. Any amounts credited to an Employee's account, pursuant to ss.5.1, shall be paid to the terminated Employee or Employee's estate, if applicable, as soon as administratively feasible following the Employee's termination.

ss.4.8. Notwithstanding any other provision of this Plan, no Employee shall be granted options which would result in such Employee's right to purchase stock to accrue at a rate which exceeds $25,000 of fair market value (determined as of the beginning of the six month offering period) for the calendar year in which the option to purchase under this Plan is outstanding.

ss.4.9. Rights and options under this Plan are not assignable or transferable by an Employee and are exercisable only by the Employee.

                                    SECTION V

                       PAYMENT FOR AND DELIVERY OF SHARES

ss.5.1. Each Employee shall, upon enrollment in the Plan, designate a contribution amount to be withheld from each paycheck. Deductions will be taken on an after-tax basis. The minimum contribution that can be deducted from each paycheck is $10.00. The payroll deductions will be credited to an Account established in each employee's name on the Corporation's, or one of its subsidiaries' books with said funds being held in a non-interest bearing escrow account established by the Corporation for purpose of this Plan. Except as provided below, all amounts credited to an Employee's Account shall be applied toward the purchase of Shares on the applicable Purchase Date. The Corporation shall pay all administrative expenses of the Plan. The full amount of payroll deductions will be used to purchase Shares. However, no interest will be paid on the balance credited to employee accounts on each pay date. Only amounts available via payroll deductions may be utilized to purchase Shares on the April 30th Purchase Date each year. Any purchase of Shares under this Plan will be only for whole shares. In addition to the payroll deductions, an Employee may file a Subscription Agreement whereby the Employee may apply additional funds to purchase Shares on the October 31st Purchase Date, but not, however, in excess of an amount equal to the annual maximum determined pursuant toss.4.4-ss.4.8. Any amounts remaining in an Employee's Account following a purchase of Shares on an applicable Purchase Date, due to the requirement of purchasing whole Shares, shall remain credited to the Employee's Account and applied toward the purchase of Shares on the next Purchase

          Date. Any amounts remaining in an Employee's account immediately following a purchase of Shares on an applicable Purchase Date, shall be paid to the Employee if he/she elects to cease participation in the Plan. An Employee may cease participation in the Plan no later than seven (7) days prior to a Purchase Date. In the event an Employee ceases participation, the Employee may request, in writing, that his Account be paid to him/her in lieu of being applied toward the purchase of Shares. Alternatively, an Employee may allow funds credited to his/her Account to be applied toward the purchase of Shares as of a Purchase Date and elect to cease participation with respect to any future Purchase Date. In order to re-participate in the Plan, an Employee must re-submit documents as required by ss.9.2.

ss.5.2. The Shares so purchased shall by issued to such Employee within thirty days after the Purchase Date.

                                   SECTION VI

                            TERMINATION AND AMENDMENT


ss.6.1. The Board of Directors of the Corporation reserves the right to make any amendment to this Plan which it deems to be required or appropriate to qualify the Plan as "employee stock purchase plan" under the Code or the regulations adopted thereunder by the Internal Revenue Service.

ss.6.2. The Board of Directors of the Corporation shall have complete power and the authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation increase the maximum number of shares which are or may be available pursuant to ss.3.1 hereof except for adjustments permitted by this Agreement.

ss.6.3. This Plan does not have a specified termination date. The Board of Directors of the Corporation reserves the right to terminate the Plan at any time without notice provided that no such termination can affect a Participant's right to purchase Shares, with funds credited to his Account, up through the effective date of the termination of the Plan. In the event of the termination of the Plan after an Offering Date but prior to the subsequent Purchase Date, the effective date of the termination of the Plan shall constitute the Purchase Date for the then applicable Offering Date.

                                   SECTION VII

                              LIMITATION ON RESALE

ss.7.1. The Shares so purchased shall not be resold by the registered owner or owners thereof within one year of purchase, except in case of death of any registered owner or as otherwise permitted by the Board of Directors. There shall be no other limitation on resale of shares purchased under this Plan, except as provided under applicable federal or state laws, rules or regulations. However, notwithstanding anything to the contrary contained in this Plan, Shares shall be distributed pursuant to the Plan only if the Shares are registered under such federal and state securities laws as the Corporation may deem necessary, or if exemptions from such registration are deemed to be available; but in no event shall distributions be made during any period of time in which the Corporation deems that the same may violate a federal, state or securities exchange rule, regulation or law. Further, in the absence of registration under federal and state securities laws as referenced above, each participant may be required by the Corporation to execute such acknowledgment and agreements as may be deemed necessary or appropriate by the Corporation to secure compliance with exemptions from registration under federal or state securities laws, which compliance may involve regulation of the manner in which the Shares may be sold or transferred by the participant, and may prohibit the sale of Shares for a period of time. Certificates for Shares issued under this Plan may bear an appropriate legend making reference to any applicable resale, transfer and other restrictions.

                                  SECTION VIII

                            MISCELLANEOUS PROVISIONS

ss.8.1. Subject to the express provisions of the Plan, the Board of Directors or a Committee of two or more directors appointed by the Board, shall have plenary authority to administer, interpret and construe all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or appropriate for administering the Plan; and the determinations of the Board (or the Committee, as the case may be) as to the foregoing matters shall be final and conclusive and binding upon all participants. Subject to the authority and responsibility of the Board of Directors or Committee as aforesaid, the Trust Officer shall administer, interpret and apply all provisions of the Plan. Nothing contained in this Plan shall be deemed to authorize amendments to the Plan or administration of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

ss.8.2. No member of the Board of Directors or the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of authority or discretion granted in connection with this Plan to the Board of Directors or the Committee, or for the acts or omissions of any other members of the Board of Directors or the Committee. Subject to any numerical limitations on Committee membership set forth in
          Section 8.1 hereof, the Board of Directors may at any time appoint additional members of the Committee and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors if it so desiresss.8.3. Employees of any corporation or other entity which becomes a subsidiary (within the meaning of Section 424 (f) of the Code) of the Corporation after the effective date of this Plan shall not be eligible to participate in the Plan unless and until the Board of Directors of the Corporation shall designate such corporation or entity as one whose employees may be offered options under the Plan. At the time this Plan is adopted, the only subsidiary designated by the Board of Directors is Orrstown Bank. New designations of employer corporations from time to time from among the Corporation and its subsidiaries, including corporations that subsequently become its parent or subsidiaries, shall not require shareholder approval.

ss.8.3. Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any Employee the right to continue in the employ of the Corporation or any present or future subsidiary, or interfere in any way with the rights of the Corporation and any subsidiary to terminate his employment in any way.

ss.8.4. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

ss.8.5. The laws of the Commonwealth of Pennsylvania will govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

                                   SECTION IX

                                 EFFECTIVE DATE

ss.9.1. The Plan shall become effective upon approval by the shareholders of the Corporation at the Annual Meeting of Shareholders in the Year 2000. The Corporation's obligation to offer, sell and deliver its Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Corporation receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.

                                    EXHIBIT B


                        ORRSTOWN FINANCIAL SERVICES, INC.

                           EMPLOYEE STOCK OPTION PLAN

                                     OF 2000







                                TABLE OF CONTENTS
                                -----------------

    Section I            Definitions

    Section II           Purpose

    Section III          Available Shares; Adjustments

    Section IV           Class of Employees Eligible to Receive Options

    Section V            Incentive Stock Options and Nonqualified Stock Options

    Section VI           Termination and Amendment

    Section VII          Limitation on Resale

    Section VIII         Miscellaneous Provisions

    Section IX           Effective Date

                        ORRSTOWN FINANCIAL SERVICES, INC.

                           EMPLOYEE STOCK OPTION PLAN

                                     OF 2000

                                    SECTION I

                                   DEFINITIONS

ss.1.1. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

ss.1.2. "Committee" shall mean that committee or committees appointed by the Corporation's Board of Directors as described in Section 8.1 hereof or, if the Board of Directors does not appoint a Committee, the Board of Directors itself in its administrative capacity with respect to the Plan.

ss.1.3.   "Corporation" shall mean Orrstown Financial Services, Inc.

ss.1.4. "Incentive Stock Option" shall mean an option granted pursuant to this Plan which satisfies all of the requirements of Section 422 of the Code and the regulations thereunder.

ss.1.5. "Nonqualified Stock Option" shall mean an option granted pursuant to this Plan which does not satisfy all of the requirements of Section 422 of the Code and the regulations thereunder.

ss.l.6. "Permanently Disabled" shall mean the physical or mental condition of an optionee which renders him incapable of continuing his customary duties of employment as determined by the Committee.

ss.1.7. "Shares" shall mean shares of the Common Stock, no par value, of the Corporation.

ss.1.8. "Subsidiary" or "Subsidiaries" shall have the meaning that is ascribed to those terms in Section 424(f) of the Code, and the Corporation shall be deemed to be the grantor corporation for purposes of applying such meaning.

                                   SECTION II

                                     PURPOSE

ss.2.1. The purpose of this Employee Stock Option Plan (this "Plan") is to provide additional incentive to officers and key employees of the Corporation and its Subsidiaries who make substantial contributions by their abilities, loyalty and industry. By encouraging them to invest in Shares and thereby to acquire a proprietary interest in the business of the Corporation, the Corporation intends that this Plan will facilitate motivating, retaining and securing officers and key employees of high caliber and potential.

                                   SECTION III

                          AVAILABLE SHARES; ADJUSTMENTS

ss.3.1. A total of 200,000 Shares (subject to anti-dilution adjustments provided in Section 3.2) may be issued pursuant to options granted under this Plan. Shares subject to options which are unexercised upon termination of such options shall be available for future options granted under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Corporation may be made available for purchase under the Plan.

ss.3.2. Appropriate adjustments shall be made in the number and kind of shares of stock available for the grant of options under this Plan and subject to outstanding options issued under this Plan and, in the case of outstanding options at the time of the event leading to the adjustment, in the per share purchase price of Shares upon exercise, to give effect to any mergers, consolidations, acquisitions, stock splits, stock dividends, or other relevant changes in the capitalization occurring after the effective date of the Plan or the award of an option. Subject to Section 6.4, any agreement of merger or consolidation will include appropriate provisions for protection of the then existing rights of optionees under the Plan.

                                   SECTION IV

                 CLASS OF EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

ss.4.1. All officers and key employees of the Corporation and of any present or future Subsidiary who are employed on a full-time basis are eligible to receive an option or options under this Plan. Each officer and key employee who is granted an option or options shall be selected by the Committee hereinafter referred to in Section 8.1 hereof.

                                    SECTION V

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

ss.5.1. Options granted pursuant to this Plan may be either Incentive Stock Options granted pursuant to Section 5.3 hereof or Nonqualified Stock Options granted pursuant to Section 5.4 hereof, as determined by the Committee, and shall be clearly identified as such. Option agreements containing terms and conditions not inconsistent with this Plan (and, in the case of Incentive Stock Options, Section 422 of the Code), including, without limitation, vesting or exercisability provisions, in such form as the Committee shall determine, shall be delivered to each optionee and likewise shall clearly identify the type of option being granted. The terms of option agreements need not be identical. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same person, or more than one of either type of option to the same person. The Plan is effective as of January 27, 2000, the date it was adopted by the Board of Directors, provided that effectiveness of the Incentive Stock Option provisions contained herein is conditioned upon approval of this Plan within 12 months after such date (or such other period as the Code or regulations applicable to Incentive Stock Options shall permit), in the manner required by state law. If the Plan is not approved by the shareholders, all Options granted under the Plan shall be Nonqualified Stock Options.

ss.5.2. The purchase price of Shares acquired pursuant to an option shall be 100 percent of the "Fair Market Value" of the Shares as of the date of grant of the option. The "Fair Market Value" as of any date shall be determined on a per share basis by the Board of Directors as follows:

               (f) If the Shares were traded over-the-counter on the date in question and the Shares were classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the average of the high and low sales prices of the Shares reported in Nasdaq trading for that date or if no reported sale of Shares shall have occurred on such date, then on the next preceding day on which there was a reported sale.

               (g) If the Shares were traded over-the-counter on the date in question but the Shares were not classified by Nasdaq as a national market issue (or, in the judgment of the Board of Directors, a comparable designation), then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the Nasdaq system for such date.

               (h) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions reported for such date.

               (i) If none of the above are applicable, then the Fair Market Value shall equal the average of the average of the daily high bid and low offer quotations for the Shares reported through the National Association of Securities Dealers, Inc.'s OTC Bulletin Board service for the ten (10) trading days immediately preceding the applicable date (the "Pricing period"). If, however, no bid or no offer quotation for the Shares is reported through the OTC Bulletin Board service during the Pricing Period, then the Fair Market Value will be the price of the last trade reported for the Shares through the OTC Bulletin Board service.

               (j) If none of the foregoing provisions are applicable, then the Fair Market Value shall be determined by the Board of Directors in good faith on such basis as it deems appropriate.

ss.5.3. Options granted pursuant to this Plan may be designated as Incentive Stock Options. Incentive Stock Options granted pursuant to this Plan
          (i) shall not be granted to any individual owning, at the time the option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, and
          (ii) shall not be exercisable after the expiration of ten years after the date they are granted and shall be subject to earlier termination as provided in the Plan or in the related option agreement. Further, no individual shall be granted an Incentive Stock Option which results in the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options (under all stock option plans of the optionee's employer corporation and its parent and subsidiary corporations) are exercisable for the first time by that optionee during any calendar year exceeding $100,000. Each of the options granted pursuant to this Section 5.3 is intended, if possible, to be an "incentive stock option" as that term is defined in Section 422 of the

          Code and the regulations there-under. In the event this Plan or any option granted pursuant to this Section 5.3 is any way inconsistent with the applicable legal requirements of the Code or the regulations thereunder for an incentive stock option, this Plan and such option shall be deemed automatically amended as of the date hereof to conform to such legal requirements, if such conformity may be achieved by amendment, unless the Committee, in its discretion, provides otherwise. Incentive Stock Options granted pursuant to this Plan must be granted within 10 years from the earlier of (i) the date the Board of Directors adopted this Plan as set forth in Section 5.1 and (ii) the date of approval by shareholders in accordance with Section 5.1, unless otherwise permitted under Section 422 of the Code and applicable regulations. Incentive Stock Options shall have such other terms and conditions not inconsistent with this Plan and Section 422 of the Code (and applicable regulations) as the Committee shall establish.

ss.5.4. Options granted pursuant to this Plan may be designated as Nonqualified Stock Options. Nonqualified Stock Options shall have such terms and conditions not inconsistent with this Plan as the Committee shall establish. Nonqualified Stock Options shall not be exercisable after the expiration of ten years after the date they are granted and shall be subject to earlier termination as may be provided in this Plan or in the related option agreement. If any Option designated as an Incentive Stock Option is determined for any reason not to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, such Option shall be treated as a Nonqualified Stock Option for all purposes under the provisions of the Plan.

ss.5.5. The maximum amount of share options (Incentive and/or Nonqualified) that may be granted to all optionees in any calendar year pursuant to this Plan shall be limited to a combined market value (purchase price per Section 5.2) equal to 25% of the preceding year's consolidated net income of the Corporation. (For example, if 1999 consolidated net income is $4,000,000, the maximum amount of share options that could be granted in 2000 would have an aggregate market value of $1,000,000. Thus, for example, if the market value at the date of grant was $40, the aggregate market value of $1,000,000 would establish a limit of 25,000 share options that could be granted in 2000 pursuant to this Plan.) Notwithstanding anything else to the contrary set forth herein, no optionee shall be granted options during any calendar year of the Corporation for more than 100,000 Shares (such maximum number to be subject to adjustment on the same basis as the anti-dilution adjustments provided in Section 3.2).

ss.5.6. Options granted under this Plan, to the extent exercisable at any time, may be exercised by giving written notice to the Corporation, on such form as the Corporation shall provide, accompanied by full payment of the option price for the total number of whole Shares being purchased. Options may not be exercised for fractional shares. Such payment may be made in any of the following forms: (i) cash, which may be evidenced by a check, (ii) the surrender of certificates representing Shares which have been owned by the optionee for at least six months, which will be valued according to their Fair Market Value determined in accordance with the formula set forth in Section 5.2 of this Plan, or (iii) any combination of cash and such Shares. Any payment made by the surrender of currently owned Shares shall be by assignment in form and substance satisfactory to the Secretary of the Corporation, including guarantees of signature where the same is deemed to be necessary or desirable; and if the same is specifically permitted in the optionee's option agreement, such optionee upon surrendering Shares shall automatically receive an additional option to buy the number of shares surrendered at the Fair Market Value at the date of surrender and according to the other terms and conditions set forth in his option agreement. An option may not be exercised for less than 100 Shares unless the total number of Shares then available for exercise under the option is less than 100.

ss.5.7. Neither the Corporation nor any present or future Subsidiary, nor their officers, directors, shareholders, compensation or benefit plan committees, employees or agents shall have any liability to any optionee in the event an option designated as an Incentive Stock Option hereof does not qualify as an "incentive stock option" as that term is used in Section 422 of the Code and the regulations thereunder, or in the event any optionee does not obtain the tax benefits of such an incentive stock option, or in the event any option granted as a Nonqualified Stock Option is an "incentive stock option".

ss.5.8. In the event that an optionee holding a Nonqualified Stock Option (i) dies, retires or becomes Permanently Disabled, or (ii) terminates all positions held as an officer or employee of the Corporation and any of its Subsidiaries within six months following a Change of Control of the Corporation as defined in Section 5.10, in either case prior to expiration of such option without its having been fully exercised, said employee or the employee's legal successor shall have the right to exercise the option in accordance with its terms, until the tenth anniversary date of its grant, unless the option earlier expires or is terminated in accordance with the terms of this Plan or the related option agreement. In the event of termination of employment by resignation, for cause or for any other reason (other than retirement, death, Permanent Disability or during such six month period following a Change of Control), an optionee holding a Nonqualified Stock Option shall have the right to exercise the Nonqualified Stock Option as to any shares which the optionee in accordance with its terms had a right to purchase (i.e., that were vested by acceleration or otherwise) and did not purchase prior to the optionee's termination of employment, during the period of time which is the shorter of (a) the stated term of exercise of the option, or
          (b) a period of six months after termination of employment. The occurrence of retirement for purposes of this Section 5.8 shall be determined by the Committee with reference to corporate standards or policies as in effect from time to time or according to such other standards as the Committee shall decide; and retirement shall be deemed to include "early retirement" to the extent the same is actually defined in corporate standards or policies. No Nonqualified Stock Option may be exercised after the applicable periods set forth above in this Section 5.8 without the written consent of the Committee.

ss.5.9. In the event that an optionee holding an Incentive Stock Option dies while employed by the Corporation or a subsidiary of the Corporation, the optionee's executor or administrator may, at any time within one year after the date of death (but in no event later than the stated term of exercise), exercise the option with respect to any shares which the optionee had a right to purchase (i.e., that were vested by acceleration or otherwise) and did not purchase during the optionee's lifetime. In the event the employment by the Corporation or a subsidiary of the Corporation of an optionee holding an Incentive Stock Option is terminated by reason of the optionee becoming disabled (within the meaning of Section 22(e)(3) of the Code and the regulations thereunder), the optionee or the optionee's legal guardian or custodian may at any time within six months after the date of such termination (but in no event later than the stated term of exercise), exercise the Incentive Stock Option as to any shares which the optionee had a right to purchase and did not purchase prior to the optionee's termination of employment. Except in cases of death or disability, in the event that the employment by the Corporation or a subsidiary of the Corporation of an optionee holding an Incentive Stock Option terminates (whether such termination is voluntary or involuntary), the optionee may exercise the Incentive Stock Option within three months after the termination date as to any shares which the optionee had a right to purchase and did not purchase prior to the optionee's termination of employment. No Incentive Stock Option may be exercised after the applicable periods set forth above in this Section
          5.9 without the written consent of the Committee.

ss.5.10. For purposes of this Plan, a "Change of Control" shall have occurred if:

               (a) Any corporation or other person or group makes a tender or exchange offer for shares of the Corporation's common stock and any shares are purchased pursuant thereto; or

               (b) Any corporation or other person or group (i) becomes the beneficial owner (as that term is defined in Section 2552 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") or any successor provision) of, or (ii) acquires voting power over, twenty percent or more of the Corporation's common stock; or

               (c) During any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period); or

               (d) An agreement is executed by the Corporation providing for any merger, consolidation or similar transaction of the Corporation in which the Corporation is not to be the surviving corporation.

          For purposes of subparts (a) and (b) above, "corporation or other person or group" shall not include the Corporation or any of Subsidiaries or any employee benefit plans or trusts established by the Corporation or any of its Subsidiaries. In the event of occurrence of a Change of Control, then from and after the date of the first purchase of common stock pursuant to such offer, the date on which public announcement of the acquisition of such percentage of stock shall have been made, the date on which such change in the composition of the Board shall have occurred, or the date of execution of a merger, consolidation or similar agreement, as the case may be, all options granted pursuant to the Plan which remain outstanding shall automatically become exercisable in full, whether or not otherwise exercisable.

ss.5.11. Rights and options under this Plan are not assignable or transferable by an optionee except by will or the laws of descent and distribution. During his or her lifetime, options under this Plan are exercisable only by the optionee.

ss.5.12. An optionee may elect to surrender Shares which have been owned for at least six months, or authorize the Corporation to withhold a portion of the Shares otherwise deliverable upon exercise, valued at their Fair Market Value on the date of surrender or withholding of such shares, in satisfaction of any tax withholding requirements (a "Withholding Election"); provided, however, that:

               (a) Any Withholding Election shall be made by written notice to the Corporation; and

               (b) Any Withholding Election shall be subject to approval by the Committee.

ss.5.13. An optionee's employment shall not be deemed to have terminated if the optionee is transferred from the Corporation to a subsidiary or vice versa or if the optionee continues to be employed by a corporation or a subsidiary of a corporation that is the successor to the Corporation and has assumed the Corporation's obligations with respect to the Plan and options issued thereunder.

                                   SECTION VI

                            TERMINATION AND AMENDMENT

ss.6.1. The Board of Directors of the Corporation reserves the right to make any amendment to this Plan which it deems to be required or appropriate to permit the granting of Incentive Stock Options in accordance with Section 422 of the Code or the regulations thereunder adopted by the Internal Revenue Service.

ss.6.2. The Board of Directors of the Corporation shall have complete power and authority to amend this Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Corporation, (i) materially increase the total number of Shares available for grant under this Plan or (ii) materially modify the class of eligible employees under this Plan. No termination, modification or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option, subject to the provisions of this Plan.

ss.6.3. This Plan does not have a specified termination date. However, Incentive Stock Options may not be granted after the period provided in Section 5.3. The Board of Directors of the Corporation reserves the right to terminate or suspend this Plan at any time without notice. Except as provided in Section 6.4, termination or suspension shall not adversely affect options previously granted pursuant to this Plan, and the applicable terms of this Plan shall survive such termination or suspension until all outstanding options have been exercised in full, forfeited or completely expired in accordance with the terms of this Plan and the related option agreement.

ss.6.4. Any agreement to which the Corporation is a party which provides for any merger, consolidation or similar transaction of the Corporation with or into another corporation whereby the Corporation is not to be the surviving corporation may provide, without limitation, for the assumption of outstanding options by the surviving corporation or its parent, for accelerated vesting and accelerated expiration, or for an equitable mandatory settlement of outstanding options in cash based on the consideration paid to shareholders in such transaction and all outstanding options shall be subject to such agreement. In any case where the options are assumed by another corporation, appropriate equitable adjustments as to the number and kind of shares or other securities and the per share purchase prices shall be made.


                                   SECTION VII

                              LIMITATION ON RESALE

ss.7.1. There shall be no limitation on resale of shares purchased under this plan, except as are provided under applicable federal or state laws, rules or regulations.

                                  SECTION VIII

                            MISCELLANEOUS PROVISIONS

ss.8.1. The Board of Directors may administer the Plan and/or it may, in its discretion, designate a committee or committees of two or more directors of the Corporation to administer the Plan with respect to all or a designated portion of the participants. To the extent that a committee (other than the Board itself acting as the Committee) is empowered to grant options to officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such committee shall be composed only of directors satisfying such requirements as the Securities and Exchange Commission may establish for non-employee directors or for other eligible directors, if any, administering plans intended to qualify for exemptions under Rule 16b-3 (or its successor) under the Exchange Act dependent on approval by non-employee or disinterested directors. References herein to "Committee" shall mean the Board of Directors or such committee or committees of disinterested directors, as applicable. The Committee shall, in addition to its other authority and subject to the provisions of this Plan, have authority in its sole discretion to determine the officers and key employees of the Corporation and each present and future Subsidiary who shall be eligible to receive options under this Plan; which officers and key employees shall in fact be granted an option or options; whether the option or options shall be an Incentive Stock Option (if the shareholders have granted the necessary approval) or a Nonqualified Stock Option; the number of Shares to be subject to each of the options; the time or times at which each option shall be granted; the duration of each option; the rate of option exercisability; subject to Section 5.2 hereof, the price at which each of the options is exercisable; restrictions on sale or other transferability (in addition to the restrictions arising under Sections 7.1 and 8.8 hereof) of Shares obtained upon exercise, and other terms and conditions as the Committee shall determine not inconsistent with this Plan. Additionally and subject to the express provisions of this Plan, the Committee shall have plenary authority to interpret and construe all provisions of this Plan and the options issued pursuant to it; to correct defects, supply omissions and reconcile inconsistencies to the extent necessary to effectuate this Plan and the options issued pursuant to it; to adopt rules and regulations for administering this Plan; and to make all other determinations deemed necessary or appropriate for administering the Plan. The Committee's determination as to the foregoing matters shall be final and conclusive and binding upon all participants. Subject to the authority and responsibility of the Board of Directors and Committee as aforesaid. the Committee may authorize such of the Corporation's officers or other persons to perform functions related to the execution and administration of this Plan (other than the granting of stock options, the interpretation of the Plan and the adoption of rules governing its administration).

ss.8.2. No member of the Committee or the Board of Directors shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of authority or discretion granted in connection with this Plan to the Committee or the Board of Directors. Subject to any numerical limitations and other qualifications on Committee membership set forth in Section 8.1 hereof, the Board of Directors may at any time appoint additional members of the Committee from the Board of Directors and may at any time remove any member of the Committee with or without cause. Vacancies in the Committee, however caused, may be filled by the Board of Directors from among its members if it so desires.

ss.8.3. Employees of any corporation or other entity which becomes a Subsidiary after the effective date of this Plan shall not be eligible to participate in the Plan unless and until the Board of Directors of the Corporation shall designate such corporation or entity as one whose employees may be offered options under the Plan.

ss.8.4. Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any employee the right to continue in the employ of the Corporation or any present or future Subsidiary, or interfere in any way with the rights of the Corporation and any Subsidiary to terminate his employment in any way and with or without cause.

ss.8.5. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

ss.8.6. Corporate action constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed completed as of the date when the Committee authorizes the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.

ss.8.7. The laws of the Commonwealth of Pennsylvania will govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

ss.8.8. Notwithstanding anything to the contrary contained in the Plan, options shall be exercisable only if the Shares subject to the options are registered under such federal and state securities laws as the Corporation may deem necessary, or if exemptions from such registration are deemed to be available; but in no event shall options be exercisable during any period of time in which the Corporation deems that exercisability, the offer to sell the Shares subject to option, or the sale thereof, may violate a federal, state or securities exchange rule, regulation or law, or may cause the Corporation to be legally obligated to issue or sell more Shares than the Corporation is legally entitled to issue or sell. Further, in the absence of registration under federal and state securities laws as referenced above, each optionee, and each optionee obtaining Shares upon exercise, may be required by the Corporation to execute such acknowledgements and agreements as may be deemed necessary or appropriate to secure compliance with exemptions from registration under federal or state securities law, which compliance may involve regulation of the manner in which the Shares may be sold or transferred, and may prohibit the sale of Shares for a period of time.

ss.8.9 Any reference contained in this Plan to a particular section or provision of law, rule or regulations, including, but not limited to, the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import.

                                   SECTION IX

                                 EFFECTIVE DATE

ss.9.1. The Plan shall become effective when the Plan has been adopted by the Board of Directors of the Corporation, except that the Incentive Stock Option provisions contained herein shall not be effective until shareholder approval is obtained in accordance with Section 5.1. Any options granted under this Plan prior to approval of shareholders shall be deemed Nonqualified Stock Options. The Corporation's obligation to offer, sell and deliver its Shares under this Plan is subject to the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares and is further subject to the Corporation receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.

                        ORRSTOWN FINANCIAL SERVICES, INC.

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Patricia A. Corwell and Robert B. Russell, or either of them, each with full power of substitution as attorneys and proxies of the undersigned to vote all Orrstown Financial Services, Inc. Common Stock of the undersigned at the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 11, 2000, at 9:00 A.M., at the Shippen Place Hotel & Restaurant, 32 East King Street, Shippensburg, Pennsylvania, and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

Where a vote is not specified, the proxies will vote shares represented by this Proxy FOR the election of all three nominees for director to Class C and FOR Proxy Items 2 and 3 and will vote in accordance with the directions of the Board of Directors on such other matters that may properly come before the meeting.

Please mark your votes as indicated in this example     [X]

Proxy Item 1 --
Election of three directors to Class C to serve for a three (3) year term.
Nominees: Anthony F. Ceddia, Andrea Pugh and Kenneth R. Shoemaker.

             FOR                                     WITHHOLD
         all nominees                               AUTHORITY
        listed herein                            to vote for all
     (except as withheld)                            nominees
      in space provided                           listed herein

             [  ]                                     [  ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

Proxy Item 2 -- Ratification of adoption of the Company's Employee Stock
                Purchase Plan

                FOR                     AGAINST                  ABSTAIN
                [ ]                       [ ]                      [ ]

Proxy Item 3 -- Ratification of adoption of the Company's Employee Stock Option
                Plan of 2000

                FOR                     AGAINST                  ABSTAIN
                [ ]                       [ ]                      [ ]

Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., full title as such should be shown. For joint accounts, each joint owner should sign. If more than one trustee is listed, all trustees should sign, unless one trustee has power to sign for all.


_____________________________(Signature of Shareholder)

_____________________________(Signature of Shareholder)

Dated: _______________________________________, 2000